CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46720) pertaining to the Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. and Registration Statements (Form S-3 No. 333-45663 and Form S-3 No. 33-94040) of our report dated February 19, 2003, with respect to the consolidated financial statements and schedule of Infocrossing, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

      /s/
-----------------
ERNST & YOUNG, LP

New York, New York
March 28, 2003